Exhibit 5.1

[Letterhead of Heller Ehrman LLP]

March 16, 2006

Maxygen, Inc.

515 Galveston Drive

Redwood City, California 94063

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Maxygen, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) which the Company proposes to file with the Securities and Exchange Commission on or about March 16, 2006, for the purpose of registering under the Securities Act of 1933, as amended, 2,103,875 shares of its Common Stock, $0.0001 par value per share (the “Shares”). The Shares are issuable under the Company’s 1997 Stock Option Plan, 1999 Employee Stock Purchase Plan, 2000 Non-Officer Stock Option Plan, and 2000 International Stock Option Plan (collectively, the “Plans”).

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

(a)	The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of March 15, 2005 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(b)	The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c)	A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the adoption and approval of the Plans and the Registration Statement, and (ii) certifying as to certain factual matters;

(d)	A letter from Computershare Trust Company, the transfer agent of the Company, dated March 16, 2006, as to the number of shares of common stock of the Company outstanding as of March 15, 2006;

(e)	The Registration Statement; and

(f)	The Plans.

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the applicable Plan, (iii) the Company receives the full consideration for the Shares as stated in the applicable Plan, (iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company’s Common Stock, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefore in the manner provided in the applicable Plan and the Registration Statement, will be legally issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Heller Ehrman LLP

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